As filed with the Securities and Exchange Commission on May 29, 2025

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER
THE SECURITIES ACT OF 1933

V2X, Inc.
(Exact name of registrant as specified in its charter)

Indiana	38-3924636
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
1875 Campus Commons Drive, Suite 305, Reston, VA	20191
(Address of Principal Executive Offices)	(Zip Code)

V2X, Inc. 2014 Omnibus Incentive Plan
(Full Title of the Plan)

Jeremy C. Wensinger
President and Chief Executive Officer
V2X, Inc.
1875 Campus Commons Drive, Suite 305
Reston, VA 20191
(571) 481-2000
(Name, address and telephone number, including area code, of agent for service)

With copies to:
Sarita B. Malakar, Esq.
Corporate Secretary of V2X, Inc.
1875 Campus Commons Drive, Suite 305
Reston, VA 20191
(571) 481-2000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐	Smaller reporting company	☐
Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 is filed by V2X, Inc., an Indiana corporation, (the “Registrant” or the “Company”), to register up to 900,000 shares of its common stock, par value $0.01 per share (the “Common Stock”), issuable in connection with the V2X, Inc. 2014 Omnibus Incentive Plan, as amended, under the Securities Act of 1933, as amended (the “Securities Act”).

On May 8, 2025 (the “Restatement Date”), the shareholders of the Registrant approved the third amendment and restatement of the V2X, Inc. 2014 Omnibus Incentive Plan (the “Amended Plan”), as approved by the Registrant’s Board of Directors on February 27, 2025. The Amended Plan renames, amends and restates in its entirety the V2X, Inc. 2014 Omnibus Incentive Plan, as previously amended and restated (the “2014 Plan”). The Amended Plan establishes a new pool of shares that may be issued under the Amended Plan, which consists of 900,000 shares (the “Shares”), plus any shares of Common Stock that remained available for issuance under the 2014 Plan as of the Restatement Date and any shares of Common Stock subject to awards issued under the 2014 Plan prior to the Restatement Date which expire or are cancelled pursuant to their terms. The Shares are in addition to the shares previously registered on the Registrant’s Registration Statements on Form S-8 with respect to the 2014 Plan filed with the Securities and Exchange Commission on September 24, 2014 (Registration No. 333-198895), July 5, 2022 (Registration Statement No. 333-266022), and November 4, 2022 (Registration No. 333-268173) (collectively, the “Prior Registration Statements”). This Registration Statement relates to securities of the same class as that to which the Prior Registration Statements relate and is filed in accordance with General Instruction E to Form S-8. Accordingly, pursuant to General Instruction E, the Registrant hereby incorporates by reference herein the contents of the Prior Registration Statements and hereby deems such contents to be a part hereof, except as otherwise updated or modified by this Registration Statement.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents filed with the Securities and Exchange Commission (the “Commission”) by the Company are hereby incorporated by reference in this Registration Statement:

(a)	the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024 as filed with the Commission on February 24, 2025;

(b)	the Company’s Quarterly Report on Form 10-Q as filed with the Commission on May 5, 2025;

(c)
the Company’s effective Registration Statement on Form 10 as filed by the Company on March 10, 2014, as updated by the description of the Registrant’s Common Stock contained in Exhibit 4.3 to its Annual Report on Form 10-K for the fiscal year ended December 31, 2022 as filed with the Commission on March 2, 2023, including the description of the Company’s Common Stock contained therein, and any amendment or report filed for the purpose of updating such description; and

(d)	the Company’s Current Reports on Form 8-K as filed with the Commission on January 6, 2025, April 3, 2025, May 12, 2025 and May 19, 2025.

All documents that the Company subsequently files pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, after the date of this Registration Statement, prior to the filing of a post-effective amendment to this Registration Statement indicating that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents, except as to any information that the Registrant discloses under Items 2.02, 7.01 or 9.01 of any Current Report on Form 8-K that is deemed to be furnished and not filed under such provisions.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8.	Exhibits.

The following exhibits are filed as part of this Registration Statement:

Exhibit Number	Description of Document
3.1	Second Amended and Restated Articles of Incorporation of V2X, Inc. (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on July 5, 2022)
3.2	Second Amended and Restated Bylaws of V2X, Inc. (incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K filed on July 5, 2022)
4.3	V2X, Inc. Third Amended and Restated 2014 Omnibus Incentive Plan (incorporated by reference to Appendix A to the Company’s Definitive Proxy Statement on Schedule 14A filed on March 20, 2025)
5.1	Opinion of Faegre Drinker Biddle & Reath LLP*
23.1	Consent of RSM US LLP*
23.2	Consent of Faegre Drinker Biddle & Reath LLP (included as part of Exhibit 5.1)*
24.1	Power of Attorney (included on the signature page hereto)*
107	Filing Fee Table*

* Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Reston, State of Virginia on the 29th day of May, 2025.

V2X, Inc.

By:	/s/ Sarita B. Malakar
Name:	Sarita B. Malakar
Title:	Corporate Secretary

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENT, that this Registration Statement has been signed by the following persons in the capacities and on the dates stated and that each person whose signature appears below hereby constitutes and appoints Jeremy C. Wensinger, Shawn M. Mural or Sarita B. Malakar and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments to the Registration Statement), and to file the same, with all exhibits thereto, and any other documents in connection therewith, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date

/s/ Jeremy C. Wensinger	President and Chief Executive Officer, Director	May 29, 2025
Jeremy C. Wensinger	(Principal Executive Officer)

/s/ Shawn M. Mural	Chief Financial Officer	May 29, 2025
Shawn M. Mural	(Principal Financial Officer)

/s/ William B. Noon	Chief Accounting Officer	May 29, 2025
William B. Noon	(Principal Accounting Officer)

/s/ Mary L. Howell	Chair and Director	May 29, 2025
Mary L. Howell

/s/ Dino M. Cusumano	Director	May 29, 2025
Dino M. Cusumano

/s/ Lee E. Evangelakos	Director	May 29, 2025
Lee E. Evangelakos

/s/ Melvin F. Parker	Director	May 29, 2025
Melvin F. Parker

/s/ Eric M. Pillmore	Director	May 29, 2025
Eric M. Pillmore

/s/Jordan F. Ransom	Director	May 29, 2025
Jordan F. Ransom

/s/ Joel M. Rotroff	Director	May 29, 2025
Joel M. Rotroff

/s/ Neil D. Snyder	Director	May 29, 2025
Neil D. Snyder

/s/ Stephen L. Waechter	Director	May 29, 2025
Stephen L. Waechter

/s/ Phillip C. Widman	Director	May 29, 2025
Phillip C. Widman